Exhibit 1.1

PartnerRe Ltd.

4.875% FIXED RATE NON-CUMULATIVE REDEEMABLE PREFERRED SHARES, SERIES J

PAR VALUE $1.00 PER SHARE

(Liquidation Value $25.00 Per Share)

Underwriting Agreement

March 9, 2021

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

as Representatives of the Underwriters listed in Schedule I hereto

Ladies and Gentlemen:

PartnerRe Ltd., a Bermuda exempted company (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I (the “Underwriters”) to this Underwriting Agreement (this “Agreement”), subject to the terms and conditions stated herein, 8,000,000 shares (the “Shares”), in the aggregate, of its 4.875% Fixed Rate Non-Cumulative Redeemable Preferred Shares, Series J, par value $1.00 per share, with a liquidation value of $25.00 per share (the “Preferred Shares”). BofA Securities, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC shall act as the representatives (the “Representatives”) of the several Underwriters.

The Company has filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Securities Act”), a registration statement on Form F-3 (Registration No. 333-231716), including a related prospectus, relating to the registration of certain securities of the Company, including the Shares, to be sold from time to time by the Company. Such registration statement as amended to the date of this Agreement is hereinafter referred to as the “Registration Statement” (for purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B), and the related prospectus dated June 6, 2019 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act ) is hereinafter referred to as the “Base Prospectus”. The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the Base Prospectus, as supplemented by the preliminary prospectus supplement dated March 9, 2021.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the Base Prospectus and the preliminary prospectus, together with the free writing prospectuses, if any, each substantially in the form of Schedule II(A) hereto, as of the Applicable Time of Sale (as defined herein). As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used in this Agreement with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.             Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)            The Company and the transactions contemplated by this Agreement meet the requirements for using Form F-3 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, contemplated by the Commission. As part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Shares, each of which has previously been furnished to the Underwriters, has been filed with the Commission.

(b)            (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement has been declared effective by the Commission under the Securities Act and, when it became effective in accordance with the rules and regulations under the Securities Act, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the Time of Sale Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus did not at March 9, 2021 at 2:30 p.m. New York City time (the “Applicable Time of Sale”), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) the Prospectus does not as of its date contain and, as amended or supplemented, if applicable, will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) each issuer free writing prospectus (as defined in Rule 433 of the Securities Act) listed on Schedule II(A) hereto (an “Issuer Free Writing Prospectus”) and the investor presentation listed on Schedule II(B) hereto (the “Investor Presentation”), in each case, when taken together with the Time of Sale Prospectus, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein. No order preventing or suspending the use of the preliminary prospectus has been issued by the Commission and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission.

(c)            The Company is a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act and is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II(A) and Schedule II(B) hereto, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus related to the offering of the Shares.

(d)            The Company has been duly organized, is validly existing as an exempted company in good standing under the laws of Bermuda, has the power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such registration, qualification or authorization, except to the extent that the failure to be so registered, qualified or authorized or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(e)            Partner Reinsurance Company Ltd., a Bermuda exempted company (“Partner Reinsurance”), Partner Reinsurance Company of the U.S., a New York company (“PartnerRe U.S.”) and Partner Reinsurance Europe SE, an Irish company (“PartnerRe Europe” and, collectively with Partner Reinsurance and PartnerRe U.S., the “Subsidiaries”) are each wholly owned, directly or indirectly, by the Company, and are the only “significant subsidiaries” of the Company within the meaning of Rule 405 under the Securities Act. Each of the Subsidiaries has been duly organized, is validly existing as a limited liability company, corporation or other legal entity, as the case may be, in good standing (including, in the case of Partner Reinsurance, as an exempted company) under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such registration, qualification or authorization, except to the extent that the failure to be so registered, qualified or authorized or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding shares of capital stock or limited liability company interests of the Company and each Subsidiary have been duly authorized and are validly issued, and with respect to capital stock are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all security interests, liens, encumbrances, equities or claims.

(f)            The authorized share capital of the Company conforms as to legal matters to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus.

(g)            The Company and the Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that the information required to be disclosed by the Company in reports filed under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and (ii) accumulated and communicated to management, including the chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding disclosure; and such disclosure controls and procedures are effective.

(h)            This Agreement has been duly authorized, executed and delivered by the Company.

(i)             The Certificate of Designation, Preferences and Rights of the Preferred Shares has been duly authorized.

(j)             The Shares have been duly authorized and, when the Shares are issued and delivered pursuant to this Agreement, such Shares will have been validly issued, fully paid and non-assessable and will conform as to legal matters to the description thereof contained in the Time of Sale Prospectus and Prospectus.

(k)            Application will be made to list the Shares on the New York Stock Exchange and to register the Shares under the Exchange Act.

(l)             The issuance of the Shares will not be subject to any preemptive or similar rights other than those that have been waived.

(m)           Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation, memorandum of association, bye-laws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to any of them or any of their respective properties (except where any such violation or violations individually or in the aggregate would not have a Material Adverse Effect), (iii) in violation of any judgment, injunction, restraining order, decree or order of any nature (collectively, any “Order”) of any court, tribunal, regulatory body, administrative agency or other governmental body, commission, agency, or official, or any arbitrator or self-regulatory organization (including, without limitation, any insurance regulatory agency or body) (collectively, a “Regulatory Authority”) having jurisdiction over any of them (except where any such violation or violations individually or in the aggregate would not have a Material Adverse Effect), or (iv) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any contract, agreement, indenture, lease or other instrument to which any of the Company or the Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets is subject, and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default (except where any such default or defaults individually or in the aggregate would not have a Material Adverse Effect).

(n)            Neither the execution and delivery by the Company of, or the performance by it of its obligations under, this Agreement or the Certificate of Designation, Preferences and Rights of the Preferred Shares or the issuance and delivery of the Shares, nor the consummation of the transactions contemplated hereby will (A) conflict with or contravene any provision of (i) any applicable statute, law, regulation, ruling or filing, (ii) the memorandum of association, certificate of incorporation, bye-laws or other organizational documents of any of the Company or the Subsidiaries, (iii) any bond, debenture, note or other evidence of indebtedness or any agreement, indenture, lease or other instrument to which any of the Company or the Subsidiaries is a party or by which any of them is or may be bound or to which any of their respective properties or assets is or may be subject, or (iv) any Order of any Regulatory Authority that is applicable to any of the Company or the Subsidiaries or any of their respective properties, except, with respect to the foregoing clauses (i), (iii), and (iv), to the extent such conflict or contravention would not have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company or the Subsidiaries pursuant to the terms of any agreement, contract or instrument to which any of them is a party or by which any of them is bound or to which any of the property or assets of any of them is subject (except where any such lien, charge or encumbrance would not have a Material Adverse Effect).

(o)            No consent, approval, authorization or order of, qualification with, or registration or filing with any Regulatory Authority applicable to the Company or any of its properties is required for the performance by the Company of its obligations under this Agreement or the Shares, except such as may be required (i) for filings under the Securities Act or the Exchange Act, (ii) for the approval of the listing of the Shares on the New York Stock Exchange, (iii) under the Insurance Laws (as defined below) of Bermuda, (iv) under the securities or Blue Sky or insurance securities laws of the various states in connection with the offer and sale of the Shares and (v) by the Bermuda Monetary Authority, all of which have been or will be effected or obtained on or prior to the Closing Date.

(p)            The consolidated financial statements of the Company (together with related schedules and notes) included or incorporated by reference in the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and present fairly, in all material respects, the consolidated financial position of the Company as at the dates indicated and the results of its operations and its cash flows for the periods specified. The other summary financial information of the Company included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information contained therein for the periods specified. The financial statements of the Company, related schedules and notes and other summary financial information of the Company included in Time of Sale Prospectus and the Prospectus have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q)            There has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or on the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(r)             There are no legal or governmental proceedings pending or, to the knowledge of the Company or any of the Subsidiaries, threatened to which any of them is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, Time of Sale Prospectus and the Prospectus and are not so described or any statutes, regulations, agreements, contracts, indentures, leases, or other instruments or documents that are required to be described in the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement or to any documents incorporated by reference therein that are not described or filed as required.

(s)            There are no agreements, contracts or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company with the Shares registered pursuant to the Registration Statement or, except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, to file a registration statement under the Securities Act with respect to any securities of the Company, in each case, other than such rights as have been waived.

(t)             Each of the Company and the Subsidiaries (i) is in compliance with the applicable requirements of the insurance statutes, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (“Insurance Laws”) of its jurisdiction of organization, and (ii) has filed all reports, information statements, documents, and other information required to be filed thereunder, except in the case of the foregoing clauses (i) and (ii) where the failure to comply would not have a Material Adverse Effect; each of the Company and its Subsidiaries (as applicable) maintains its books and records in accordance with and is in compliance with the Insurance Laws of other jurisdictions which are applicable to any of them, except where the failure to comply would not have a Material Adverse Effect.

(u)            Each of the Company and the Subsidiaries possesses such consents, authorizations, approvals, orders, franchises, licenses, certificates (including certificates of authority), or permits issued by any regulatory agencies or bodies (collectively, “Permits”) of and from, and has made all declarations and filings with, all Regulatory Authorities which are necessary to conduct the business as described in the Time of Sale Prospectus and the Prospectus, except where the failure to possess such Permits or to make such declarations or filings would not have a Material Adverse Effect; all of such Permits are in full force and effect, and neither the Company nor any of the Subsidiaries has received any notification from any Regulatory Authority, in the United States, its jurisdiction of organization or elsewhere concerning any alleged violation of the terms of, or proposed proceeding to revoke or that could reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any Permit or to the effect that any additional Permit from such authority, commission or body is needed to be obtained by any of them or that any of them is not in compliance with any applicable Insurance Laws; and no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of any dividends by the Company or any of the Subsidiaries or the continuation of the business of any of them as currently conducted.

(v)            Each preliminary prospectus filed as part of the Registration Statement as originally filed, or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(w)           The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x)            Each of the Subsidiaries is duly registered as an insurer or reinsurer where it is required to be so registered to conduct its business as described in the Time of Sale Prospectus and the Prospectus (except where the failure to be so registered would not have a Material Adverse Effect) and is subject to regulation and supervision in its jurisdiction of organization, and the Company is not required to be so registered. Each of the Company and the Subsidiaries is duly licensed or admitted as an insurer or an insurance holding company, as applicable, in each jurisdiction where it is required to be so licensed or admitted to conduct its business as described in the Time of Sale Prospectus and the Prospectus, except for where the failure to be so licensed or admitted would not have a Material Adverse Effect.

(y)            None of the Underwriters or any subsequent purchasers of the Shares (other than purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares.

(z)            Any material tax returns required to be filed by either the Company or any of the Subsidiaries in any jurisdiction have been filed, and any material taxes, including franchise taxes and similar fees and any withholding taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest.

(aa)          The Company and Partner Reinsurance have each received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda (as amended), to the effect set forth in the Company’s Annual Report on Form 20-F for the year ended December 31, 2020 under the caption “Information on the Company—Business Overview—Taxation of the Company and its Subsidiaries—Bermuda,” and neither the Company nor Partner Reinsurance has received any notification to the effect (or is otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

(bb)          There are no currency exchange control laws or withholding taxes of Bermuda that would be applicable to the payment of dividends (i) on the Shares by the Company or (ii) by Partner Reinsurance to the Company.

(cc)          Ernst & Young Ltd., who reported on the consolidated financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus (or any amendment or supplement thereto), is an independent registered public accounting firm with respect to the Company as required by the Securities Act.

(dd)         The Company maintains, and each of the Subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and with statutory accounting principles, as the case may be, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s and the Subsidiaries’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s and each of the Subsidiaries’ internal control over financial reporting.

(ee)          The Company has duly, validly and irrevocably appointed PartnerRe U.S. Corporation as its agent for the purposes described in Section 13 of this Agreement and to receive service of process in actions against it arising out of or in connection with violations of the U.S. Federal securities laws in any Federal court or state court in the United States relating to the transactions covered by the Time of Sale Prospectus and the Prospectus.

(ff)            Neither the Company nor the Subsidiaries or any employee or agent thereof has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Time of Sale Prospectus or the Prospectus, except where such payment, receipt or retention of funds would not have a Material Adverse Effect.

(gg)         The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Description of Series J Preferred Shares,” insofar as they purport to constitute a summary of the terms of the Shares, and under the caption “Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(hh)          None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act 2010 (the “Bribery Act”) or any other applicable anti-bribery or anti-corruption law; and the Company and its subsidiaries have conducted their business in compliance with the FCPA, the Bribery Act and other applicable anti-bribery or anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Neither the Company nor the Subsidiaries will, directly or indirectly, use the proceeds of the offer and sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity, for the purpose of financing or facilitating any activity that would violate the laws and regulations as referred to in clause (iii) above.

(ii)            The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)            None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any other relevant sanctions authority; and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or any other relevant sanctions authority.

(kk)          (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or the Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; and (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes, rules and regulations of any governmental or regulatory authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of clauses (i) or (ii), individually or in the aggregate, have a Material Adverse Effect.

2.             Agreements to Sell and Purchase.

(a)            The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby agrees, severally and not jointly, to purchase from the Company at $25.00 per Share; less $0.5000 per Share with respect to Shares reserved for sale to institutional investors or less $0.7875 per Share with respect to Shares reserved for sale to retail investors (collectively, the “Purchase Price”) the number of Shares set forth in Schedule I hereto opposite the name of such Underwriter.

(b)            The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period beginning on the date hereof and continuing to and including the 30th day from the date of the Prospectus Supplement, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Preferred Shares (or any securities convertible into Preferred Shares).

3.             Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $25.00 per Share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.30 per Share with respect to Shares reserved for sale to certain institutions, or $0.50 per Share with respect to the remaining Shares, below the Public Offering Price. Any underwriter may allow, and those certain dealers may reallow, a discount not in excess of $0.45 per Share to the other dealers.

4.             Payment and Delivery. Payment of the purchase price for, and delivery of, the Shares shall be made at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, at 9:00 a.m., New York City time, on March 15, 2021, or at such other time on the same or such other date, not later than five business days after the date of this Agreement as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of the Shares. The Purchase Price payable by the Underwriters shall be reduced by any withholding required by law.

5.             Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in this Agreement are, at and as of the Applicable Time of Sale or the Closing Date, as applicable, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and to the following conditions:

(a)            The Prospectus, as amended or supplemented, and each Issuer Free Writing Prospectus listed on Schedule II(A) hereto relating to the Shares shall have been filed with the Commission within the applicable time periods prescribed for such filing by the rules and regulations under the Securities Act, to the extent required; no stop order suspending the effectiveness of the Registration Statement shall have been instituted or shall be pending or, to the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            there shall not have occurred a downgrading from the rating as of the date hereof, nor shall any notice have been given of any intended or potential downgrading from the rating as of the date hereof accorded the Company’s securities which are rated as of the date hereof by Standard & Poor’s Rating Services or Moody’s Investor Service, Inc.; and

(ii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or on the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to proceed with completion of the public offering or the sale of and payment for the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c)            The Underwriters shall have received on the Closing Date, a certificate dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(b)(i) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, and (ii) there has not occurred any material adverse change, or any development involving a prospective material adverse change in the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(d)            The Underwriters shall have received on the Closing Date an opinion and letter of Sullivan & Cromwell LLP, United States counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth on Exhibits A and A-1.

(e)            The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman Limited, Bermuda counsel to the Company, dated the Closing Date and addressed to you, as Representatives of the Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B.

(f)             The Underwriters shall have received on the Closing Date an opinion of Willkie Farr & Gallagher LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

The opinions described in paragraphs 5(d) - 5(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g)            The Underwriters shall have received, on each of the date hereof and on the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young Ltd., independent chartered accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statement and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)            The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

6.            Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)            To furnish to you, upon request, without charge, five conformed copies of the Registration Statement and of each amendment thereto (including financial statements, all exhibits thereto and documents incorporated therein by reference and exhibits thereto), and for delivery to each other Underwriter, a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference), and to furnish to you in New York City and to each Underwriter and dealer, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and from time to time as expeditiously as possible during the period mentioned in paragraph (c) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and exhibits thereto, and any supplements and amendments thereto or to the Registration Statement as originally filed and of each amendment thereto, as you may reasonably request. The Company consents to the use of the Time of Sale Prospectus and the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, in connection with the offering and sale of the Shares.

(b)            (i) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule, and (ii) during the period mentioned in paragraph (c) or (d) below not to file any information, documents or reports pursuant to the Exchange Act that upon filing becomes a document incorporated by reference in the Registration Statement, without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

(c)            If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(d)            If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(e)            To endeavor to qualify the Shares for offer and sale by the several Underwriters and by dealers under the securities, or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or other entity in any jurisdiction in which it is not so qualified or to file a consent to service of process or to file annual reports or to comply with any other requirements in connection with such qualification deemed by the Company to be unduly burdensome..

(f)            To make generally available to its securityholders as soon as practicable, but in any event not later than fifteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158).

(g)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company (including local and special counsel) and accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus included on Schedule II(A) hereto and any amendments and supplements to any of the foregoing, including all printing or reproduction costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the costs of producing this Agreement and any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees, expenses and disbursements of counsel for the Underwriters in connection with the Blue Sky memoranda and such qualification, (iv) any filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc., (v) any fees charged by rating agencies for the rating of the Shares, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares and all costs and expenses incident to any listing of the Shares on the New York Stock Exchange, (vii) the cost of producing certificates representing the Shares, (viii) the costs and charges of any transfer agent or registrar, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 below and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(h)            To prepare a final term sheet, containing solely a description of the Shares, substantially in the form of Schedule II(A) to this Agreement and approved by the Representatives, and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such rule.

(i)            To not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(j)            The Company will make an application for and use its best efforts to effect the listing of the Shares on the New York Stock Exchange no later than the 30th date succeeding the Closing Date.

7.            Covenants of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)            it has not and will not distribute any free writing prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination, and it will not otherwise be required to file any free writing prospectus with the Commission, in accordance with Rule 433 under the Securities Act, as a result of any action taken or caused to be taken by such Underwriter, unless such action is consented to in advance by the Company;

(b)            it has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Schedule II(A) hereto without the consent of the Company; and provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet;

(c)            it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any free writing prospectus (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) one or more term sheets relating to the Shares which are not Issuer Free Writing Prospectuses and which contain preliminary terms of the Shares and related customary information not inconsistent with the final term sheet filed by the Company pursuant to Section 6(h) hereof, (ii) any Issuer Free Writing Prospectus listed on Schedule II(A) or prepared pursuant to Section 6(h) above or any Investor Presentation, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii) an “Underwriter Free Writing Prospectus”); and

(d)            any Underwriter Free Writing Prospectus used or referred to by it, complied or will comply in all material respects with the Securities Act.

8.            Indemnity and Contribution.

(a)            The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares at the time it became effective or in any amendment thereof, the preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, the Investor Presentation, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)            Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in (i) the last paragraph on the cover page of the Time of Sale Prospectus and the Prospectus, (ii) the names of the several underwriters on the front and back cover pages of the Time of Sale Prospectus, the Prospectus, the Investor Presentation and in any Issuer Free Writing Prospectus, and (iii) under the heading “Underwriting (Conflicts of Interest)”: (A) the fourth paragraph related to concessions and reallowances, (B) the ninth and tenth paragraphs related to short sales, purchases to cover short positions and stabilization, (C) the eleventh and twelfth paragraphs related to the ordinary course activities of the Underwriters, and (D) the thirteenth and fourteenth paragraphs related to potential “conflicts of interest” of the Underwriters constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Time of Sale Prospectus, the Investor Presentation, any Issuer Free Writing Prospectus or the Prospectus. For the purposes of clause (iii) above, the relevant statements are determined by reference to the identified paragraph(s) in the Time of Sale Prospectus.

(c)            Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure materially prejudices substantial rights or defenses of the indemnifying party and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph 8(d).

9.             Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (a) (i) trading of any securities of the Company shall have been suspended by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, and (b) in the case of any of the events specified in clause 9(a)(i) or 9(a)(iv), such event makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Time of Sale Prospectus or the Prospectus.

10.           Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriter(s), or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.            Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

12.           Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

13.           Judicial Proceedings.

(a)            The Company expressly accepts and irrevocably submits to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus or the Shares. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)            The Company agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 13(a) brought in any such court shall be conclusive and binding upon the Company, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which the Company is or may be subject) by a suit upon such judgment.

(c)            The Company irrevocably designates and appoints PartnerRe U.S. Corporation, 200 First Stamford Place, Stamford, Connecticut 06902, as its authorized agent, upon whom process may be served in any suit, action or proceeding of the nature referred to in Section 13(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the agent with a copy of all such service of process to be delivered to the address of the Company specified in Section 14. The Company agrees that such service (i) shall be deemed in every respect effective service of process upon it in every suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any commercial delivery service.

(d)            Nothing in this Section 13 shall affect the right of any Underwriter to serve process in any manner permitted by law, or limit any right to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

14.            Notice. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at PartnerRe Ltd., 90 Pitts Bay Road, Pembroke HM 08, Bermuda, Attention: Legal Compliance; or (ii) if to you, as Representatives of the several Underwriters, to each of (A) BofA Securities, Inc., 1540 Broadway, New York, NY 10036, Attention: High Grade Transaction Management/Legal, fax: (646) 855-5958, (B) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, fax: (212) 507-8999, (C) UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate, fax number (203) 719-0495 and (D) Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management, email: tmgcapitalmarkets@wellsfargo.com.

15.           Trial By Jury. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.           Survival. The provisions of Sections 6(g), 8 and 19 hereof shall survive the termination or cancellation of this Agreement.

18.           No Fiduciary Duty. PartnerRe Entities hereby acknowledge that (a) the Underwriters are acting as principal and not as an agent or fiduciary of the PartnerRe Entities and (b) their engagement of the Underwriters in connection with the transactions contemplated hereby is as independent contractors and not in any other capacity. Furthermore, the PartnerRe Entities agree that they are solely responsible for making their own judgments in connection with the transactions contemplated hereby (irrespective of whether the Underwriters have advised or are currently advising the PartnerRe Entities on related or other matters).

19.          Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

PARTNERRE LTD.

By:	/s/ Nick Burnet
Name:	Nick Burnet
Title:	Executive Vice President and Chief Financial Officer

[Underwriting Agreement (Series J)]

Accepted as of the date hereof.

BofA Securities, Inc.
MORGAN STANLEY & CO. LLC
UBS Securities LLC
WELLS FARGO SECURITIES, LLC

Acting on behalf of themselves and the several Underwriters named in Schedule I hereto

BofA Securities, Inc.

By:	/s/ Randolph B. Randolph
Name:	Randolph B. Randolph
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

UBS SECURITIES LLC

By:	/s/ Sam Reinhart
Name:	Sam Reinhart
Title:	Managing Director

By:	/s/ John Sciales
Name:	John Sciales
Title:	Associate Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Managing Director

[Underwriting Agreement (Series J)]

SCHEDULE I

Underwriter	Number of Shares To Be Purchased
BofA Securities, Inc.	1,600,000
Morgan Stanley & Co. LLC	1,600,000
UBS Securities LLC	1,600,000
Wells Fargo Securities, LLC	1,600,000
Citigroup Global Markets Inc.	640,000
Credit Suisse Securities (USA) LLC	640,000
BMO Capital Markets Corp.	160,000
nabSecurities, LLC	160,000
Total	8,000,000

SCHEDULE II(A)

Free Writing Prospectus

Attached.

Filed Pursuant to Rule 433

Registration No. 333-231716

March 9, 2021

PartnerRe Ltd.

4.875% FIXED RATE NON-CUMULATIVE REDEEMABLE PREFERRED SHARES, SERIES J

March 9, 2021

Final Term Sheet

The following information relates only to PartnerRe Ltd.’s offering (the “Offering”) of its 4.875% Fixed Rate Non-Cumulative Redeemable Preferred Stock, Series J, and should be read together with the preliminary prospectus supplement dated March 9, 2021, relating to this Offering and the accompanying prospectus dated June 6, 2019, including the documents incorporated by reference therein

Issuer:	PartnerRe Ltd.

Security Type:	4.875% Fixed Rate Non-Cumulative Redeemable Preferred Shares, Series J (the “Series J Preferred Shares”)

Anticipated Ratings (Moody’s / S&P):*	[RESERVED]

Size:	8,000,000 Series J Preferred Shares ($200,000,000 aggregate liquidation value)

Trade Date:	March 9, 2021

Settlement Date:**	March 15, 2021 (T+4).

Maturity:	Perpetual

Offering Price Per Share:	$25.00

Liquidation Value:	$25.00 per Series J Preferred Share.

Dividend Payment Dates:	When, as and if declared by the Issuer’s board of directors or a duly authorized committee thereof, on a non-cumulative basis, quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2021.

Dividend Rate (non-cumulative):	From and including the Settlement Date, at an annual rate of 4.875%, only when, as and if declared.

Day Count:	30/360.

Optional Redemption:	•	The Series J Preferred Shares are not redeemable prior to March 15, 2026, except in whole but not in part, with the approval of the “Applicable Supervisor” (as defined in the preliminary prospectus supplement) and only in specified circumstances relating to certain voting events or tax events or if within 90 days as a result of certain events a “capital disqualification event” or a “rating agency event” occurs (at such prices set forth and as each term is defined in the preliminary prospectus supplement).
•

On and after March 15, 2026, the Series J Preferred Shares will be redeemable at the Issuer’s option, in whole or from time to time in part, at a redemption price equal to $25.00 per Series J Preferred Share, plus declared and unpaid dividends, if any, without regard to any undeclared dividends, to, but excluding, the redemption date.

	•	Redemption of the Series J Preferred Shares at any time is subject to the condition that the Issuer has sufficient funds in order to meet the Enhanced Capital Requirement (as defined in the preliminary prospectus supplement) under the capital guidelines and applicable regulations of the Applicable Supervisor or the Issuer replaces the capital represented by the Series J Preferred Shares to be redeemed with capital having equal or better capital treatment under the capital guidelines and applicable regulations of the Applicable Supervisor.

Public Offering Price:	$25.00 per Series J Preferred Share; $200,000,000 total

Underwriting Discounts:	$0.7875 per Series J Preferred Share for retail orders; $3,346,875.00 total; and $0.5000 per Series J Preferred Share for institutional orders; $1,875,000.00 total

Proceeds, before expenses:	$194,778,125.00

Use of Proceeds:	The Issuer intends to use the net proceeds from the sale of the Series J Preferred Shares for general corporate purposes, which may include the redemption or repurchase in part of the Issuer’s outstanding preferred shares.

Expected Listing:	Application will be made to list the Series J Preferred Shares on the New York Stock Exchange under the symbol “PRE PR J.”

CUSIP / ISIN:	G68603 169 / BMG686031698

Joint Book-Running Managers:	BofA Securities, Inc. Morgan Stanley & Co. LLC UBS Securities LLC Wells Fargo Securities, LLC

Joint Senior Managers:	Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC

Joint Managers:	BMO Capital Markets Corp. nabSecurities, LLC

*	An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The anticipated ratings of the Series J Preferred Shares should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

**	PartnerRe Ltd. expects that delivery of the Series J Preferred Shares will be made to investors on or about March 15, 2021 which will be the fourth business day following the date of this pricing term sheet (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series J Preferred Shares on any date prior to the date that is two business days prior to the delivery of the Series J Preferred Shares will be required, by virtue of the fact that the Series J Preferred Shares initially will settle T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should consult their own advisor.

Partner Re Ltd. has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the joint book-running managers will arrange to send you the prospectus if you request it by calling or emailing BofA Securities, Inc. toll-free at 1-800-294-1322 or dg.prospectus_requests@bofa.com, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or prospectus@morganstanley.com, UBS Securities LLC toll-free at 1-888-827-7275 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or wfscustomerservice@wellsfargo.com.

SCHEDULE II(B)

Investor Presentation

1.	Electronic roadshow, dated March 2021.